EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:	Lorraine D. Miller, CFA
Senior Vice President Finance and External Communications
404.378.0491

WESTPOINT STEVENS REPORTS THIRD QUARTER 2004 RESULTS

WEST POINT, GEORGIA (November 9, 2004) -- WestPoint Stevens Inc. (OTCBB: WSPTQ) (www.westpointstevens.com) today reported results for the third quarter ended September 30, 2004.

The Company's net sales for the third quarter of 2004 decreased 6.5% to $416.1 million compared with $445.2 million a year ago. Bed Product sales decreased 4.5% and Bath Product sales decreased 4.4% due to slower retail sales at department stores, national chains and warehouse clubs which more than offset gains with mass merchants and specialty stores. Other (Mill Stores and International) sales decreased, primarily from a reduction in the Company's mill store sales as a result of restructuring initiatives that have reduced the total number of retail stores to 36 from 57 in the year ago period. Furthermore, one of the Company's foreign subsidiaries, WestPoint Stevens (Europe) Ltd., filed for bankruptcy in the United Kingdom in August of 2003 and is in the process of liquidating. WestPoint Stevens Stores' same-store sales decreased 0.8% for the remaining stores in the third quarter of 2004 versus the year ago period due to severe weather that impacted store sales in coastal locations.

Net income for the third quarter of 2004 was a loss of $52.6 million or $1.05 per diluted share compared with a loss of $12.8 million or $0.26 per diluted share in 2003.

Loss before taxes for the third quarter of 2004 was $54.0 million compared with a loss before taxes in 2003 of $16.0 million. Included in the third quarter of 2004 were $14.1 million in expenses related to the Company's restructuring initiatives, $7.9 million in charges related to fixed asset impairments, and $7.2 million in expenses related to the current bankruptcy proceedings compared with $8.7 million in expenses in the third quarter of 2003 related to WestPoint Stevens previously announced restructuring initiatives and $12.7 million in expenses related to the current bankruptcy proceedings.

M. L. "Chip" Fontenot, WestPoint Stevens President and CEO commented, "The retail environment continued to be challenging for home fashions in the third quarter as retailers experienced slower sales growth in textile home furnishings. Nevertheless, we increased our market share with targeted key accounts and received positive retailer response during our recent Fall Market. Furthermore, we remain adequately funded with availability under our $300 million debtor-in-possession facility of $146 million at the end of the third quarter."

Mr. Fontenot continued, "We have completed our revised Business Plan and are in final negotiations with our creditors regarding our exit from bankruptcy. We are hopeful this process will be concluded in the first quarter of 2005. On September 28, the Company received an additional extension of its exclusive period to file a plan of reorganization through December 1, 2004."

-MORE-

507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
www.westpointstevens.com

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of November 9, 2004. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

FINANCIAL STATEMENTS TO FOLLOW

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended September 30,

	2004				2003

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$416,100	$-	$416,100	$445,160	$-	$445,160
Cost of goods sold	363,526	3,686	367,212	357,857	7,708	365,565

Gross earnings (loss)	52,574	(3,686)	48,888	87,303	(7,708)	79,595

Selling, general and administrative
expenses	54,059	-	54,059	58,934	-	58,934
Restructuring and impairment charge	-	10,380	10,380	-	967	967
Fixed asset impairment charge	7,929	-	7,929	-	-	-
Goodwill impairment charge	-	-	-	-	-	-

Operating earnings (loss)	(9,414)	(14,066)	(23,480)	28,369	(8,675)	19,694

Interest expense	19,822	-	19,822	19,181	-	19,181
Other expense-net	3,441	-	3,441	3,796	-	3,796
Chapter 11 expenses	7,242	-	7,242	12,709	-	12,709

Income (loss) before income
tax expense (benefit)	(39,919)	(14,066)	(53,985)	(7,317)	(8,675)	(15,992)

Income tax expense (benefit)	(3,718)	(5,064)	(1,346)	(67)	(3,123)	(3,190)

Net income (loss)	$(43,637)	$(9,002)	$(52,639)	$(7,250)	$(5,552)	$(12,802)

Basic and diluted net income (loss)
per common share	$(0.88)		$(1.05)	$(0.15)		$(0.26)

Basic and diluted average common
shares outstanding	49,897		49,897	49,897		49,897

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Nine Months Ended September 30,

	2004				2003

	ProForma	Restructuring		ProForma	Restructuring
	Before	And Other		Before	And Other
	Restructuring	Items	Actual	Restructuring	Items	Actual

Net sales	$1,198,732	$-	$1,198,732	$1,190,118	$-	$1,190,118
Cost of goods sold	1,017,208	12,145	1,029,353	964,147	15,280	979,427

Gross earnings (loss)	181,524	(12,145)	169,379	225,971	(15,280)	210,691

Selling, general and administrative
expenses	166,136	-	166,136	183,334	-	183,334
Restructuring and impairment charge	-	18,666	18,666	-	14,291	14,291
Fixed asset impairment charge	7,929	-	7,929	-	-	-
Goodwill impairment charge	-	-	-	46,298	-	46,298

Operating earnings (loss)	7,459	(30,811)	(23,352)	(3,661)	(29,571)	(33,232)

Interest expense	56,734	-	56,734	82,840	-	82,840
Other expense-net	4,451	-	4,451	14,225	-	14,225
Chapter 11 expenses	23,744	-	23,744	18,953	-	18,953

Income (loss) before income
tax expense (benefit)	(77,470)	(30,811)	(108,281)	(119,679)	(29,571)	(149,250)

Income tax expense (benefit)	(5,677)	(11,092)	(16,769)	(36,850)	(10,645)	(47,495)

Net income (loss)	$(71,793)	$(19,719)	$(91,512)	$(82,829)	$(18,926)	$(101,755)

Basic and diluted net income (loss)
per common share	$(1.44)		$(1.83)	$(1.66)		$(2.04)

Basic and diluted average common
shares outstanding	49,897		49,897	49,882		49,882

WESTPOINT STEVENS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,	September 30,
	2004	2003	2003

Assets
Current Assets
Cash and cash equivalents	$8,698	$3,660	$-
Accounts receivable, net	247,913	243,507	266,870
Inventories, net	369,711	368,620	419,910
Prepaid expenses and other current assets	15,331	32,996	42,675

Total current assets	641,653	648,783	729,455

Property, Plant and Equipment, net	552,069	616,422	659,974

Other Assets
Deferred financing fees, net	3,090	12,837	16,742
Other assets	712	1,737	2,110

	$1,197,524	$1,279,779	$1,408,281

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Senior Credit Facility	$484,749	$490,689	$490,689
Second-Lien Facility	165,000	165,000	165,000
DIP Credit Agreement	118,137	89,017	107,133
Accrued interest payable	5,566	295	6,168
Accounts payable	54,453	56,198	68,759
Other accrued liabilities	135,078	111,731	113,670

Total current liabilities	962,983	912,930	951,419

Noncurrent Liabilities
Deferred income taxes	474	87,179	111,951
Pension and other liabilities	142,779	141,936	154,161

Total noncurrent liabilities	143,253	229,115	266,112

Liabilities Subject to Compromise	1,087,889	1,086,869	1,098,114

Stockholders' Equity (Deficit)	(996,601)	(949,135)	(907,364)

	$1,197,524	$1,279,779	$1,408,281

WESTPOINT STEVENS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,

	2004	2003

Cash flows from operating activities:
Net loss	$(91,512)	$(101,755)
Adjustments to reconcile net loss to net
cash provided by (used for) operating activities:
Depreciation and other amortization	59,625	53,508
Deferred income taxes	(16,804)	(47,451)
Changes in working capital	19,525	39,112
Other-net	592	21,041
Non-cash component of restructuring and
impairment charge	9,421	7,805
Fixed asset impairment charge	7,929	-
Goodwill impairment charge	-	46,298

Net cash provided by (used for) operating activities	(11,224)	18,558

Cash flows from investing activities:
Capital expenditures	(14,257)	(9,790)
Net proceeds from sale of assets	7,339	59

Net cash used for investing activities	(6,918)	(9,731)

Cash flows from financing activities:
Senior Credit Facility:
Borrowings	-	720,333
Repayments	(5,940)	(677,439)
DIP Credit Agreement:
Borrowings	603,120	377,481
Repayments	(574,000)	(270,348)
Fees associated with DIP Credit Agreement	-	(5,150)
Trade Receivables Program	-	(154,800)

Net cash provided by (used for) financing activities	23,180	(9,923)

Net increase (decrease) in cash and cash equivalents	5,038	(1,096)
Cash and cash equivalents at beginning of period	3,660	1,096

Cash and cash equivalents at end of period	$8,698	$-